EXECUTION

===============================================================================



                  BEAR STEARNS ASSET BACKED SECURITIES, INC.,

                                 as Depositor,

                                      and

                           WILMINGTON TRUST COMPANY,

                               as Owner Trustee

          ---------------------------------------------------------


                            DEPOSIT TRUST AGREEMENT

                           Dated as of April 1, 1999

          ---------------------------------------------------------




                 AMERICAN RESIDENTIAL EAGLE BOND TRUST 1999-1

===============================================================================



                               TABLE OF CONTENTS

                                                                          Page

                                   ARTICLE I
                                  DEFINITIONS

         Section 1.01.     Definitions........................................1
         Section 1.02.     Other Definitional Provisions......................5

                                  ARTICLE II
                                 ORGANIZATION

         Section 2.01.     Name...............................................6
         Section 2.02.     Office.............................................6
         Section 2.03.     Purposes and Powers................................6
         Section 2.04.     Appointment of Owner Trustee.......................7
         Section 2.05.     Initial Capital Contribution of Trust Estate.......7
         Section 2.06.     Declaration of Trust...............................8
         Section 2.07.     Title to Trust Property............................8
         Section 2.08.     Situs of Trust.....................................8
         Section 2.09.     Representations and Warranties of the Depositor....8
         Section 2.10.     Payment of Trust Fees..............................9
         Section 2.11.     Tax Treatment......................................9
         Section 2.12.     Investment Company................................10

                                  ARTICLE III
                           THE INVESTOR CERTIFICATES

         Section 3.01.     Ownership.........................................11
         Section 3.02.     The Initial Investor Certificate..................11
         Section 3.03.     Authentication of Investor Certificate............11
         Section 3.04.     Registration of and Limitations on
                           Transfer and Exchange of Investor Certificate.....11
         Section 3.05.     Mutilated, Destroyed, Lost
                           or Stolen Investor Certificate....................14
         Section 3.06.     Persons Deemed Investor Certificateholder.........15
         Section 3.07.     Access to List of Investor Certificateholder's
                           Name and Address..................................15
         Section 3.08.     Maintenance of Office or Agency...................15
         Section 3.09.     Certificate Paying Agent..........................15
         Section 3.10.     Cooperation.......................................17

                                  ARTICLE IV
                     AUTHORITY AND DUTIES OF OWNER TRUSTEE

         Section 4.01.     General Authority.................................18
         Section 4.02.     General Duties....................................18
         Section 4.03.     Action upon Instruction...........................18
         Section 4.04.     No Duties Except as Specified under
                           Specified Documents or in Instructions............19
         Section 4.05.     Restrictions......................................19
         Section 4.06.     Prior Notice to Investor Certificateholder
                           with Respect to Certain Matters...................19
         Section 4.07.     Action by Investor Certificateholder
                           with Respect to Certain Matters...................20
         Section 4.08.     Action by Investor Certificateholder
                           with Respect to Bankruptcy........................20
         Section 4.09.     Restrictions on Investor
                           Certificateholder's Power.........................20
         Section 4.10.     Doing Business in Other Jurisdictions.............20

                                   ARTICLE V
                           APPLICATION OF TRUST FUND

         Section 5.01.     Distributions.....................................22
         Section 5.02.     Method of Payment.................................22
         Section 5.03.     Statements to Investor Certificateholder..........22
         Section 5.04.     Tax Returns.......................................22
         Section 5.05.     Reports to Internal Revenue Service and Others....23

                                  ARTICLE VI
                         CONCERNING THE OWNER TRUSTEE

         Section 6.01.     Acceptance of Trusts and Duties...................24
         Section 6.02.     Furnishing of Documents...........................25
         Section 6.03.     Representations and Warranties....................25
         Section 6.04.     Reliance; Advice of Counsel.......................26
         Section 6.05.     Not Acting in Individual Capacity.................26
         Section 6.06.     Owner Trustee Not Liable for
                           Investor Certificate or Related Documents.........27
         Section 6.07.     Owner Trustee May Own Investor
                           Certificate and Notes.............................27

                                  ARTICLE VII
                         COMPENSATION OF OWNER TRUSTEE

         Section 7.01.     Owner Trustee's Fees and Expense..................28
         Section 7.02.     Indemnification...................................28

                                 ARTICLE VIII
                        TERMINATION OF TRUST AGREEMENT

         Section 8.01.     Termination of Trust Agreement....................30

                                  ARTICLE IX
            SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

         Section 9.01.     Eligibility Requirements for Owner Trustee........32
         Section 9.02.     Replacement of Owner Trustee......................32
         Section 9.03.     Successor Owner Trustee...........................33
         Section 9.04.     Merger or Consolidation of Owner Trustee..........33
         Section 9.05.     Appointment of Co-Trustee or Separate Trustee.....33

                                   ARTICLE X
                                 MISCELLANEOUS

         Section 10.01.    Amendments........................................35
         Section 10.02.    No Legal Title to Trust Estate....................35
         Section 10.03.    Limitations on Rights of Others...................36
         Section 10.04.    Notices...........................................36
         Section 10.05.    Severability of Provisions........................36
         Section 10.06.    Counterparts......................................37
         Section 10.07.    Successors and Assigns............................37
         Section 10.08.    No Petition.......................................37
         Section 10.09.    No Recourse.......................................37
         Section 10.10.    Headings..........................................37
         Section 10.11.    Governing Law.....................................37
         Section 10.12.    Integration.......................................37
         Section 10.13.    Investor Certificate Nonassessable................37
         Section 10.14.    Third-Party Beneficiaries.........................37

                                   EXHIBITS

Exhibit A    Form of Investor Certificate...................................A-1
Exhibit B    Certificate of Trust of American
             Residential Eagle Bond Trust 1999-1............................B-1
Exhibit C    Form of 144A Investment Representation.........................C-1
Exhibit D    Form of Investor Representation Letter.........................D-1
Exhibit E    Form of Transferor Representation Letter.......................E-1
Exhibit F    Certificate of Non-Foreign Status..............................F-1
Exhibit G    Form of ERISA Representation Letter............................G-1
Exhibit H    Form of Representation Letter..................................H-1



     This DEPOSIT TRUST AGREEMENT, dated as of April 1, 1999 (as amended from time to time, the "Agreement"), is between Bear Stearns Asset Backed Securities, Inc., a Delaware corporation, as depositor (the "Depositor"), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Owner Trustee").

                                  WITNESSETH:

     WHEREAS, the Depositor and the Owner Trustee desire to form a Delaware business trust for the purpose of, among other things, holding certain mortgage loans and related assets;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01. Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the indenture dated as of April 1, 1999 (the "Indenture"), between American Residential Eagle Bond Trust 1999-1, as issuer, and Norwest Bank Minnesota, National Association, as indenture trustee. All other capitalized terms used herein shall have the meanings specified herein. All references herein to "this Agreement" shall be references to this Agreement as defined in the preamble hereto. In addition, the following terms shall have the meanings set forth below:

     "AmREIT" means American Residential Investment Trust, Inc. and its successors and assigns.

     "Basic Documents" means the Underwriting Agreement, this Agreement, the Indenture, the Management Agreement, the Initial Mortgage Loan Purchase Agreement, the Mortgage Loan Purchase Agreement, the Master Servicing Agreement, the Insurance Agreement, the Securities, the FSA Premium Letter, the Custody Agreement, the Indemnification and Contribution Agreement and the Indemnification Agreement.

     "Business Day" means any day that is not (i) a Saturday or a Sunday, or
(ii) a day on which banking institutions in the City of New York or the City of Wilmington, Delaware or the States of Minnesota or Maryland, are authorized or obligated by law or executive order to be closed.

     "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq., as the same may be amended from time to time.

     "Certificate of Trust" means the Certificate of Trust to be filed by the Owner Trustee for the Trust pursuant to Section 3810 of the Business Trust Statute in the form of Exhibit B hereto.

     "Certificate Paying Agent" means any paying agent or co-paying agent appointed pursuant to this Agreement, which initially shall be the Indenture Trustee.

     "Certificate Register" means the register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of the Investor Certificate and of transfers and exchanges of the Investor Certificate.

     "Certificate Registrar" means, initially, the Indenture Trustee, in its capacity as Certificate Registrar, or any successor Certificate Registrar in such capacity.

     "Closing Date" means April 15, 1999.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Corporate Trust Office" means the principal corporate trust office of the (i) Owner Trustee, which, on the date of this Agreement, is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-00001, Attention: Corporate Trust Administration, or (ii) Indenture Trustee, which, on the date of this Agreement, is located at Sixth Avenue and Marquette, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services:
American Residential Eagle Bond Trust 1999-1, as applicable, or any other office that the Owner Trustee or the Indenture Trustee, as applicable, advises the Depositor is its principal corporate trust office.

     "Depositor" means Bear Stearns Asset Backed Securities, Inc., a Delaware corporation, and its successors and assigns.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Fiscal Year" means the period from each January 1 to and including the following December 31.

     "Indemnification Agreement" means the indemnification agreement in connection with the insurance documents, dated as of April 1, 1999, among the
Note Insurer, the Initial Seller, the Seller, the Trust, the Depositor and the Underwriter.

     "Indemnification and Contribution Agreement" means the indemnification and contribution agreement, dated as of April 1, 1999, among the Initial Seller, the Seller, the Depositor and the Underwriter.

     "Indenture" means the indenture, dated as of April 1, 1999, between the Trust and the Indenture Trustee.

     "Indenture Trustee" means Norwest Bank Minnesota, National Association, as indenture trustee under the Indenture, and any successor Indenture Trustee.

     "Initial Mortgage Loan Purchase Agreement" means the mortgage loan purchase agreement, dated as of April 1, 1999, between the Initial Seller and the Seller.

     "Initial Seller" means AmREIT.

     "Insurance Agreement" means the insurance and indemnity agreement, dated as of April 1, 1999, among the Trust, the Depositor, the Initial Seller, the Seller and the Note Insurer.

     "Investor Certificateholder" means the Person in whose name the Investor Certificate is registered in the Certificate Register except that, if the Investor Certificate is registered in the name of the Issuer, the Owner Trustee or the Indenture Trustee or any Affiliate of any of them it shall be deemed not to be outstanding and the registered holder will not be considered an Investor Certificateholder or a holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or this Agreement; provided that, in determining whether the Indenture Trustee or the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only the Investor Certificate that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of the Investor Certificate that have been pledged in satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, the pledgee's right so to act with respect to the Investor Certificate and that the pledgee is not the Issuer, any other obligor upon the Investor Certificate or any affiliate of any of the foregoing Persons.

     "Investor Certificate" means the equity certificate representing an undivided beneficial interest in the Trust in substantially the form attached hereto as Exhibit A.

     "Issuer" means the Trust created pursuant to this Agreement.

     "Management Agreement" means the management agreement, dated as of April 1, 1999, by and between the Trust and AmREIT, as such agreement may be amended or supplemented.

     "Manager" means AmREIT.

     "Master Servicer" means Advanta Mortgage Corp. USA, a Delaware corporation, and any successor Master Servicer.

     "Master Servicing Agreement" means the master servicing agreement, dated of April 1, 1999, by and among the Master Servicer, the Issuer and the Indenture Trustee.

     "Moody's" means Moody's Investors Service.

     "Mortgage Loan Purchase Agreement" means the mortgage loan purchase agreement, dated as of April 1, 1999, between the Seller, as seller, and the Depositor, as purchaser.

     "Mortgage Loans" means the fixed and adjustable rate, first lien residential mortgage loans transferred to the Depositor pursuant to the Mortgage Loan Purchase Agreement and transferred and assigned by the Depositor to the Trust pursuant to this Agreement.

     "Mortgage Loan Sale Agreements" means the Initial Mortgage Loan Purchase Agreement and the Mortgage Loan Purchase Agreement.

     "Noteholders" means the holders of the Notes.

     "Note Insurer" means Financial Security Assurance Inc., a New York stock insurance corporation.

     "Notes" means the American Residential Eagle Bond Trust 1999-1 Mortgage-Backed LIBOR Notes, Class A, Series 1999-1, issued pursuant to the Indenture.

     "Percentage Interest" means, with respect to the Investor Certificate, the percentage set forth on the face thereof.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Record Date" means, with respect to any Payment Date, the date on which the Person(s) entitled to receive any payments on the Investor Certificate due and payable on such Payment Date are determined; such date shall be the last Business Day of the month preceding the month of such Payment Date.

     "Rule 144A" means Rule 144A under the Securities Act.

     "Secretary of State" means the Secretary of State of the State of Delaware.

     "Securities" means the Investor Certificate together with the Notes.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Seller" means American Residential Eagle, Inc., a Delaware corporation, and its successors and assigns.

     "Standard & Poor's" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

     "Trust" means the trust created pursuant to this Agreement.

     "Trust Estate" means, collectively, the Mortgage Loans, all of the Trust's rights under the Mortgage Loan Sale Agreements (including the Initial Seller's and the Seller's repurchase or substitution obligations) and all other assets pledged as collateral under the Indenture as security for the payment of the Notes.

     "Underwriter" means Bear Stearns & Co. Inc.

     "Underwriting Agreement" means the underwriting agreement dated April 9, 1999, between the Depositor and the Underwriter.

     Section 1.02. Other Definitional Provisions.

     (a) All terms defined in this Agreement shall have the same meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; "or" includes "and/or"; and the term "including" and all variations thereof means "including without limitation".

     (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

                                 ORGANIZATION

     Section 2.01. Name. The trust created hereby (the "Trust") shall be known as "American Residential Eagle Bond Trust 1999-1", in which name the Owner Trustee and its officers may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

     Section 2.02. Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office of the Owner Trustee or at such other address within the State of Delaware as the Owner Trustee may designate by written notice to the Investor Certificateholder, the Note Insurer and the Indenture Trustee.

     Section 2.03. Purposes and Powers. The purpose of the Trust is to engage in the following activities:

          (a) to issue and administer the Notes pursuant to the Indenture and the Investor Certificate pursuant to this Agreement ;

          (b) to purchase the Mortgage Loans and to pay the organizational, start-up and transactional expenses of the Trust;

          (c) to assign, grant, transfer, pledge and convey the Mortgage Loans pursuant to the Indenture and to hold, manage and distribute to the Investor Certificateholder pursuant to Section 5.01 any portion of the Mortgage Loans released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

          (d) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

          (e) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (f) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Investor Certificateholder and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents while any Note is outstanding without the consent of the Note Insurer.

     Section 2.04. Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all rights, powers and duties set forth herein and in the Business Trust Statute.

     The Owner Trustee is hereby authorized: (i) to execute the Basic Documents to which the Trust is a party, (ii) to appoint a manager to perform certain administrative and operational duties on behalf of the Trust as may be required by the Basic Documents, all pursuant to a Management Agreement, and
(iii) to take all other actions required or permitted to be taken by the Trust in accordance with this Agreement or the other Basic Documents.

     Section 2.05. Initial Capital Contribution of Trust Estate. In consideration of the delivery by the Owner Trustee, on behalf of the Trust, of the Securities to the Depositor or its designee, upon the order of the Depositor, the Depositor, as of the Closing Date and concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Trust, without recourse, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Trust Estate. The foregoing sale, transfer, assignment, set over and conveyance does not, and is not intended to, result in a creation or an assumption by the Trust of any obligation of the Depositor or any other Person in connection with the Trust Estate or under any agreement or instrument relating thereto, except as specifically set forth herein.

     The Owner Trustee, on behalf of the Trust, acknowledges the conveyance to the Trust by the Depositor, as of the Closing Date, of the Trust Estate, including all right, title and interest of the Depositor in and to the Trust Estate. Concurrently with such conveyance and in exchange therefor, the Trust has pledged the Trust Estate to the Indenture Trustee and has executed the Investor Certificate and the Notes and caused them to be duly authenticated and delivered to or upon the order of the Depositor.

     It is the express intent of the parties hereto that the conveyance of the Trust Estate by the Depositor to the Trust be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the granting party, or if for any other reason this Agreement is held or deemed to create a security interest in the Trust Estate, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trust of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

     The Depositor and the Manager, on behalf of the Trust, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Estate, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. The Depositor and the Manager, on behalf of the Trust, shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned hereunder.

     Section 2.06. Declaration of Trust. The Owner Trustee hereby declares that it shall hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Investor Certificateholder, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust. No later than the Closing Date, the Owner Trustee shall cause the filing of the Certificate of Trust with the Secretary of State.

     Section 2.07. Title to Trust Property. Legal title to the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee or a separate trustee, as the case may be.

     Section 2.08. Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any State other than Delaware; provided, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware or taking actions outside the State of Delaware in order to comply with Section
2.03. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Corporate Trust Office of the Owner Trustee in Delaware.

     Section 2.09. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

          (a) The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

          (b) The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Depositor and the ability of the Depositor to perform under this Agreement.

          (c) The Depositor has full power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust as part of the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary corporate action.

          (d) Upon the conveyance by the Depositor of the Trust Estate and receipt of the Trust Estate by the Owner Trustee on behalf of the Trust under this Agreement, the Trust will own the Trust Estate free and clear of any Lien (other than a Lien pursuant to the Indenture) and the Owner Trustee will have the right on behalf of the Trust to grant and deliver the Trust Estate to the Indenture Trustee in accordance with the Indenture and Section 2.03 of this Agreement.

          (e) This Agreement has been duly and validly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability of remedies, to applicable bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and to general principles of equity and equitable remedies (regardless of whether the enforceability of such remedies is considered in a proceeding at law or in equity).

          (f) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any terms or provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

     Section 2.10. Payment of Trust Fees. The Owner Trustee shall pay or cause to be paid out of the Trust Estate any fees and expenses of the Trust (other than the Owner Trustee's fees and expenses pursuant to Section 7.01).

     Section 2.11. Tax Treatment. It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Trust shall not be treated as (i) an association subject separately to taxation as a corporation (other than as a "qualified REIT subsidiary" as defined in Section 856(i) of the Code), (ii) a "publicly traded partnership" as defined in Treasury Regulation Section 1.7704-1, or (iii) a "taxable mortgage pool" as defined in Section 7701(i) of the Code. It is also the intention of the parties hereto that (i) the Notes qualify under applicable tax laws as indebtedness secured by the Trust Estate and (ii) the Trust formed hereby be disregarded as an entity separate from the Depositor unless and until the date when either (a) there is more than one Investor Certificateholder or (b) the Notes are recharacterized as an equity interest in the Trust for federal income tax purposes. In such event, the Trust is intended to be classified as a partnership for federal income tax purposes. The Depositor, the Owner Trustee and the Manager and any holder of the Investor Certificate agree to report the transactions contemplated hereby in accordance with the above stated intentions unless and until determined to the contrary by an applicable taxing authority, and the provisions of this Agreement shall be interpreted to further the above stated intentions.

     Section 2.12. Investment Company. Neither the Depositor nor any holder of the Investor Certificate shall take any action which would cause the Trust to become an "investment company" which would be required to register under the Investment Company Act of 1940, as amended.


                                 ARTICLE III

                           THE INVESTOR CERTIFICATES

     Section 3.01. Ownership. Upon the formation of the Trust and thereafter except as otherwise permitted hereunder, the Depositor shall be the sole Investor Certificateholder for all purposes of this Agreement.

     Section 3.02. The Initial Investor Certificate. The Investor Certificate shall be issued as a single certificate evidencing a Percentage Interest of 100%.

     The Investor Certificate shall initially be registered in the name of the Depositor. The Investor Certificate shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee and authenticated in the manner provided in Section 3.03. An Investor Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Investor Certificate or did not hold such offices at the date of authentication and delivery of such Investor Certificate. A Person or a transferee shall become an Investor Certificateholder and shall be entitled to the rights and subject to the obligations of an Investor Certificateholder hereunder, upon such Person's or transferee's acceptance of an Investor Certificate duly registered in such Person's or transferee's name, pursuant to and upon satisfaction of the conditions set forth in Section 3.04.

     Section 3.03. Authentication of Investor Certificate. Concurrently with the acquisition of the Mortgage Loans by the Trust, the Owner Trustee shall cause the Investor Certificate in an initial aggregate Percentage Interest of 100.00% to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further corporate action by the Seller. No Investor Certificate shall entitle its holder to any benefit under this Agreement or be valid for any purpose unless there shall appear on such Investor Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee, by manual signature; and such authentication shall constitute conclusive evidence that such Investor Certificate shall have been duly authenticated and delivered hereunder. All Investor Certificates shall be dated the date of their authentication.

     Section 3.04. Registration of and Limitations on Transfer and Exchange of Investor Certificate. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of the Investor Certificate and transfers and exchanges of the Investor Certificate as herein provided. The Indenture Trustee shall be the initial Certificate Registrar. If the Certificate Registrar resigns or is removed, the Owner Trustee shall appoint a successor Certificate Registrar.

     Subject to satisfaction of the conditions set forth below, upon surrender for registration of transfer of the Investor Certificate at the office or agency maintained pursuant to Section 3.08, the Owner Trustee shall execute, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver) in the name of the designated transferee or transferees, a new Investor Certificate of a like Percentage Interest, dated the date of authentication by the Owner Trustee or any authenticating agent.

     Each Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the related Investor Certificateholder or such Investor Certificateholder's attorney duly authorized in writing. Each Investor Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

     No service charge shall be made for any registration of transfer or exchange of the Investor Certificate, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Investor Certificate.

     Except as described below, an Investor Certificateholder shall establish its non-foreign status by submitting to the Certificate Paying Agent an IRS Form W-9 and the Certificate of Non-Foreign Status set forth in Exhibit F.

     An Investor Certificate may be transferred to an Investor Certificateholder unable to establish its non-foreign status as described in the preceding paragraph only if such Investor Certificateholder provides an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar or the Depositor, satisfactory to the Owner Trustee and the Note Insurer, that such transfer (i) will not affect the tax status of the Trust and (ii) will not adversely affect the interests of any Investor Certificateholder or Noteholder or the Note Insurer, including as a result of the imposition of any federal withholding taxes on the Trust (except to the extent that such withholding taxes would be payable solely from amounts otherwise distributable to the Investor Certificate of the prospective transferee). If such transfer occurs and such foreign Investor Certificateholder becomes subject to such federal withholding taxes, any such taxes will be withheld by the Certificate Paying Agent at the direction of the Manager as tax matters person, as defined in the Code. An Investor Certificateholder unable to establish its non-foreign status shall submit to the Certificate Paying Agent a copy of its Form W-8 and shall resubmit such Form W-8 every three years.

     No transfer, sale, pledge or other disposition of an Investor Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with the Securities Act and such state laws. In the event of any such transfer, the Owner Trustee or the Certificate Registrar shall prior to such transfer require the transferee to execute (a) either (i) an investment letter in substantially the form attached hereto as Exhibit C (or in such form and substance reasonably satisfactory to the Certificate Registrar and the Depositor), which investment letters shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar or the Depositor, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act provided by Rule 144A or
(ii) (A) a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Securities Act and such state laws, or is being made pursuant to the Securities Act and such state laws, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar or the Depositor and (B) the transferee executes a representation letter, substantially in the form of Exhibit D, and the transferor executes a representation letter, substantially in the form of Exhibit E, each acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor, certifying the facts surrounding such transfer, which representation letters shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar or the Depositor and (b) the Certificate of Non-Foreign Status substantially the form of Exhibit F, acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor, which certificate shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar or the Depositor. If such Investor Certificateholder is unable to provide a Certificate of Non-Foreign Status, such Investor Certificateholder must provide an Opinion of Counsel as described in the preceding paragraph. The Investor Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of an Investor Certificate or any interest therein shall be made to any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA, or Section 4975 of the Code (any of the foregoing, a "Plan"), any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Investor Certificate with "plan assets" within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 ("Plan Assets") unless the Depositor, the Owner Trustee and the Certificate Registrar are provided with an Opinion of Counsel that establishes to the satisfaction of the Depositor, the Owner Trustee and the Certificate Registrar that the purchase of the Investor Certificate is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Owner Trustee, the Certificate Registrar, the Certificate Paying Agent or the Indenture Trustee to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement or in any other Basic Document, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee or the Certificate Registrar. In lieu of such Opinion of Counsel, a Plan, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Investor Certificate with Plan Assets may provide a certification in the form of Exhibit G, upon which the Depositor, the Owner Trustee, the Certificate Registrar, the Certificate Paying Agent, and the Indenture Trustee may rely without further inquiry or investigation. Neither an Opinion of Counsel nor a certification will be required in connection with the initial transfer of any such Investor Certificate by the Depositor to an Affiliate of the Depositor (in which case, the Depositor or such Affiliate shall have deemed to have represented that such Affiliate is not a Plan or a Person investing any Plan Assets), and the Owner Trustee, the Certificate Registrar, the Certificate Paying Agent, and the Indenture Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Owner Trustee, shall be a written representation) from the Depositor of the status of such transferee as an Affiliate of the Depositor.

     In addition, no transfer, sale, assignment, pledge or other disposition of an Investor Certificate shall be permitted, and no such transfer shall be registered by the Certificate Registrar or be effective hereunder, unless evidenced by an Opinion of Counsel acceptable to the Note Insurer that establishes that such transfer or the registration of such transfer would not cause the Trust to be characterized as an association (or a publicly traded partnership) taxable as a corporation by having more than 100 Investor Certificateholders at any time during the taxable year of the Trust, a corporation or a taxable mortgage pool for federal and relevant state income tax purposes.

     In addition, no transfer, sale, assignment, pledge or other disposition of an Investor Certificate shall be made unless the proposed transferee (a) executes a representation letter substantially in the form of Exhibit D, or substantially in the form of Exhibit H, that (i) such transferee is acquiring the Investor Certificate for its own behalf and is not acting as agent or custodian for any other Person or entity in connection with such acquisition and (ii) if such transferee is a partnership, grantor trust or S corporation for federal income tax purposes, the related Investor Certificates represent not more than 50% of the assets of the partnership, grantor trust or S corporation, and (b) such transferee is either an Affiliate of the Seller or otherwise acceptable to the Owner Trustee, the Certificate Paying Agent and the Certificate Registrar.

     Section 3.05. Mutilated, Destroyed, Lost or Stolen Investor Certificate. If (i) any mutilated Investor Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Investor Certificate and (ii) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them and the Issuer from harm, then in the absence of notice to the Certificate Registrar or the Owner Trustee that such Investor Certificate has been acquired by a bona fide purchaser, the Owner Trustee shall execute on behalf of the Trust and the Owner Trustee or its authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Investor Certificate, a new Investor Certificate of like tenor. In connection with the issuance of any new Investor Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Investor Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Investor Certificate shall be found at any time.

     Section 3.06. Persons Deemed Investor Certificateholder. Prior to due presentation of an Investor Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent may treat the Person in the name of which the Investor Certificate is registered in the Certificate Register as the owner of such Investor Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Trust, the Owner Trustee, the Certificate Registrar or the Certificate Paying Agent shall be bound by any notice to the contrary.

     Section 3.07. Access to List of Investor Certificateholder's Name and Address. The Certificate Registrar shall furnish or cause to be furnished to the Depositor or the Owner Trustee, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Depositor or the Owner Trustee, in such form as the Depositor or the Owner Trustee, as the case may be, may reasonably require, the name and address of the Investor Certificateholder as of the most recent Record Date. The Investor Certificateholder, by receiving and holding the Investor Certificate, shall be deemed to have agreed not to hold any of the Trust, the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     Section 3.08. Maintenance of Office or Agency. The Certificate Registrar, on behalf of the Trust, shall maintain an office or offices or agency or agencies where Investor Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Investor Certificate may be served. The Certificate Registrar initially designates the Corporate Trust Office of the Indenture Trustee as its office for such purposes. The Certificate Registrar shall give prompt written notice to the Depositor, the Owner Trustee and the Investor Certificateholder of any change in the location of the Certificate Register or any such office or agency.

     Section 3.09. Certificate Paying Agent.

     (a) The Certificate Paying Agent shall establish a segregated trust account which shall be an Eligible Account entitled "Certificate Distribution Account for the benefit of the Investor Certificateholders of American Residential Eagle Bond Trust 1999-1" (the "Certificate Distribution Account") and shall make distributions to the Investor Certificateholder from the Certificate Distribution Account on behalf of the Trust in accordance with the provisions of the Investor Certificate and Sections 5.01 and 5.02 from payments remitted to the Certificate Paying Agent by the Indenture Trustee pursuant to Section 8.02 of the Indenture. The Trust hereby appoints the Indenture Trustee as Certificate Paying Agent and the Indenture Trustee hereby accepts such appointment and further agrees that it will be bound by the provisions of this Agreement relating to the Certificate Paying Agent and shall:

          (i) hold all sums held by it for the payment of amounts due with respect to the Investor Certificate in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (ii) give the Owner Trustee notice of any default by the Trust of which it has actual knowledge, or of the Indenture Trustee, in the making of any payment required to be made with respect to the Investor Certificate;

          (iii) at any time during the continuance of any such default, upon the written request of the Owner Trustee, forthwith pay to the Owner Trustee on behalf of the Trust all sums so held in trust by such Certificate Paying Agent;

          (iv) immediately resign as Certificate Paying Agent and forthwith pay to the Owner Trustee on behalf of the Trust all sums held by it in trust for the payment of the Investor Certificate, if at any time it ceases to meet the standards required to be met by the Certificate Paying Agent at the time of its appointment; and

          (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on the Investor Certificate of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

     (b) The Trust may revoke such power and remove the Certificate Paying Agent if the Owner Trustee determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Indenture Trustee shall be permitted to resign as Certificate Paying Agent upon 30 days written notice to the Owner Trustee; provided, that the Indenture Trustee is also resigning as Paying Agent under the Indenture at such time. In the event that the Indenture Trustee shall no longer be the Certificate Paying Agent under this Agreement and Paying Agent under the Indenture, the Owner Trustee shall appoint a successor to act as Certificate Paying Agent, which shall be a bank or trust company and shall also be the successor Paying Agent under the Indenture. The Owner Trustee shall cause such successor Certificate Paying Agent or any co-Certificate Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument to the effect set forth in this Section as it relates to the Certificate Paying Agent. The Certificate Paying Agent shall return all unclaimed funds to the Trust; and upon removal of a Certificate Paying Agent, such Certificate Paying Agent shall also return all funds in its possession to the Trust. The provisions of Sections 4.04, 6.01, 6.03, 6.04, 6.06, 6.07 and 7.01 shall apply to the Certificate Paying Agent, to the extent applicable, as though it was named in each such Section in place of the Owner Trustee. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent, unless the context otherwise requires.

     (c) The Certificate Paying Agent shall establish and maintain with itself the Certificate Distribution Account in which the Certificate Paying Agent shall deposit, on the same day as received from the Indenture Trustee (if applicable), each remittance received by the Certificate Paying Agent with respect to payments made pursuant to the Indenture. The Certificate Paying Agent shall make all distributions to the Investor Certificateholder from moneys on deposit in the Certificate Distribution Account.

     Section 3.10. Cooperation. The Trust shall cooperate in all respects with any reasonable request by the Note Insurer for action to preserve or enforce the Note Insurer's rights or interest under this Agreement or the Insurance Agreement, consistent with this Agreement and without limiting the rights of the Investor Certificateholder as otherwise expressly set forth in this Agreement.

                                  ARTICLE IV

                     AUTHORITY AND DUTIES OF OWNER TRUSTEE

     Section 4.01. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by such Basic Documents and any amendment or other agreement or instrument described herein, in each case, in such form as the Owner Trustee shall approve, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee shall take all actions required of the Trust pursuant to the Basic Documents.

     Section 4.02. General Duties. The Owner Trustee shall be responsible to administer the Trust pursuant to the terms of this Agreement and in the interest of the Investor Certificateholder, subject to the Basic Documents and in accordance with the provisions of this Agreement.

     Section 4.03. Action upon Instruction.

     (a) Subject to this Article and in accordance with the terms of the other Basic Documents, the Investor Certificateholder may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Investor Certificateholder pursuant to this Article.

     (b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any other Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

     (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Basic Document, or in the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document, or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Investor Certificateholder requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instructions received from the Investor Certificateholder or holders representing 100% Percentage Interest, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or such shorter period as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Basic Documents as it shall deem to be in the best interests of the Investor Certificateholder; and the Owner Trustee shall have no liability to any Person for such action or inaction.

     Section 4.04. No Duties Except as Specified under Specified Documents or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except in accordance with (i) the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) the Basic Documents, and (iii) any document or instruction delivered to the Owner Trustee pursuant to Section 4.03; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or Lien granted to it hereunder or to prepare or file any filing with the Securities and Exchange Commission for the Trust or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Trust Estate.

     Section 4.05. Restrictions.

     (a) The Owner Trustee shall not take any action that (i) is inconsistent with the purposes of the Trust set forth in Section 2.03 or (ii) to the actual knowledge of the Owner Trustee, would result in the Trust becoming taxable as a corporation for federal income tax purposes. The Investor Certificateholder shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

     (b) The Owner Trustee shall not convey or transfer any of the Trust's properties or assets, including those included in the Trust Estate, to any Person unless (i) it shall have received an Opinion of Counsel to the effect that such transaction will not have any material adverse tax consequence to the Trust or any Investor Certificateholder and (ii) such conveyance or transfer shall not violate the provisions of Section 3.09 of the Indenture.

     Section 4.06. Prior Notice to Investor Certificateholder with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Investor Certificateholder in writing of the proposed action and the Investor Certificateholder representing 100% Percentage Interest shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Investor Certificateholder has withheld consent or provided alternative direction:

     (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of cash distributions due and owing under the Mortgage Loans) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of cash distributions due and owing under the Mortgage Loans);

     (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

     (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

     (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Investor Certificateholder; or

     (e) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar or Certificate Paying Agent, or the consent to the assignment by the Note Registrar, the Paying Agent, the Indenture Trustee, the Certificate Registrar or the Certificate Paying Agent of its obligations under the Indenture or this Agreement, as applicable.

     Section 4.07. Action by Investor Certificateholder with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the written direction of Investor Certificateholder evidencing 100% Percentage Interest, to (i) remove the Master Servicer under the Master Servicing Agreement pursuant to Sections 6(w) thereof or (ii) except as expressly provided in the Basic Documents, sell the Mortgage Loans after the termination of the Indenture.

     Section 4.08. Action by Investor Certificateholder with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary Proceeding in bankruptcy relating to the Trust without the unanimous prior approval of the Investor Certificateholder and the delivery to the Owner Trustee by the Investor Certificateholder of a certificate certifying that such Investor Certificateholder reasonably believes that the Trust is insolvent.

     Section 4.09. Restrictions on Investor Certificateholder's Power. The Investor Certificateholder shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any other Basic Document or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

     Section 4.10. Doing Business in Other Jurisdictions. Notwithstanding anything contained herein to the contrary, neither Wilmington Trust Company nor the Owner Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will, even after the appointment of a co-trustee or separate trustee in accordance with
Section 9.05, (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of the State of Delaware becoming payable by Wilmington Trust Company, or (iii) subject Wilmington Trust Company to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Wilmington Trust Company contemplated hereby.


                                  ARTICLE V

                           APPLICATION OF TRUST FUND

     Section 5.01. Distributions.

     (a) On each Payment Date, the Certificate Paying Agent shall distribute to the Investor Certificateholder all funds, if any, on deposit in the Certificate Distribution Account as a result of the application of Section 8.02(c) of the Indenture.

     (b) In the event that any withholding tax is imposed on distributions (or allocations of income) to an Investor Certificateholder, such tax shall reduce the amount otherwise distributable to such Investor Certificateholder in accordance with this Section. The Certificate Paying Agent is hereby authorized and directed to retain or cause to be retained from amounts otherwise distributable to the Investor Certificateholder sufficient funds for the payment of any tax that is legally owed by the Trust; provided, that such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate Proceedings and withholding payment thereof, if permitted by law, pending the outcome of such Proceedings. The amount of any withholding tax imposed with respect to an Investor Certificateholder shall be treated as cash distributed to such Investor Certificateholder at the time it is withheld by the Certificate Paying Agent and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Investor Certificateholder), the Certificate Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph.

     Section 5.02. Method of Payment. Subject to Section 8.01(b), distributions required to be made to the Investor Certificateholder on any Payment Date as provided in Section 5.01 shall be made to the Investor Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Investor Certificateholder at a bank or other entity having appropriate facilities therefor, if such Investor Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed to such Investor Certificateholder at the address thereof appearing in the Certificate Register.

     Section 5.03. Statements to Investor Certificateholder. On each Payment Date, the Certificate Paying Agent shall make available to the Investor Certificateholder the same report available to Noteholders under, and in the manner provided in, Section 8.06 of the Indenture.

     Section 5.04. Tax Returns. The Manager shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis using the accrual method of accounting, (b) deliver (or cause to be delivered) to the Investor Certificateholder as may be required by the Code and applicable Treasury Regulations, such information as may be required to enable the Investor Certificateholder to prepare its federal and state income tax returns, (c) prepare and file or cause to be prepared and filed such tax returns relating to the Trust as may be required by the Code and applicable Treasury Regulations (making such elections as may from time to time be required or appropriate under any applicable state or federal statutes, rules or regulations) and (d) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.01(b) of this Agreement with respect to income or distributions to the Investor Certificateholder and prepare or cause to be prepared the appropriate forms relating thereto. The Owner Trustee shall sign all tax and information returns prepared or caused to be prepared by the Manager pursuant to this Section 5.04 at the request of the Manager, and in doing so shall rely entirely upon, and shall have no liability for information or calculations provided by, the Master Servicer, the Indenture Trustee or the Manager.

     If the Trust is classified as a partnership for federal income tax purposes, the Manager shall cause the Trust to (i) maintain capital accounts and make partnership allocations in accordance with Section 704 of the Code and (ii) file Form 8832 with the Internal Revenue Service and make an election for the Trust be classified as a partnership for federal income tax purposes. The Manager shall be designated as the "tax matters partner" of the Trust.

     Section 5.05. Reports to Internal Revenue Service and Others. The Trust will (i) cause to be prepared all periodic filings, (ii) make such elections and file such tax returns relating to the Trust as the Depositor may direct in a notice delivered to the Owner Trustee in accordance with Section 10.04, and
(iii) cause to be mailed to the Depositor any or all of such reports and tax returns within 90 days of the end of the Fiscal Year; provided, however, that the Trust shall be deemed to be in compliance with this provision by its execution of the Management Agreement.


                                  ARTICLE VI

                         CONCERNING THE OWNER TRUSTEE

     Section 6.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts pursuant to the terms of this Agreement. The Owner Trustee and the Certificate Paying Agent also agree to disburse all moneys actually received by them constituting part of the Trust Estate pursuant to the terms of this Agreement and the other Basic Documents. The Owner Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstance, except (i) for its own willful misconduct, gross negligence, bad faith or grossly negligent failure to act or (ii) in the case of the inaccuracy of any representation or warranty contained in Section
6.03 expressly made by the Owner Trustee. In particular, without limitation and subject to the exceptions set forth in the preceding sentence:

     (a) no provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights, duties or powers hereunder or under any other Basic Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

     (b) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any Basic Document, including the principal of and interest on the Notes;

     (c) the Owner Trustee shall not be responsible for the validity or sufficiency of this Agreement, for the due execution hereof by the Depositor, for the form, character, genuineness, sufficiency, value or validity of the Trust Estate or for the validity or sufficiency of other Basic Documents, the Notes or the Investor Certificate (other than its certificate of authentication on the Investor Certificate), and the Owner Trustee shall not assume or incur any liability, duty or obligation to any Noteholder or Investor Certificateholder, other than as expressly provided for herein or in the other Basic Documents;

     (d) the execution, delivery, authentication and performance by the Owner Trustee of this Agreement will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any other action with respect to, any governmental authority or agency;

     (e) the Owner Trustee shall not be liable for the default or misconduct of the Initial Seller, the Depositor, the Seller, the Indenture Trustee or the Master Servicer under any Basic Document or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Indenture Trustee under the Indenture or the Initial Seller or the Seller under the Mortgage Loan Sale Agreements or the Master Servicer under the Master Servicing Agreement; and

     (f) the Owner Trustee shall be under no obligation to exercise any right or power vested in it or duty imposed upon it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of any Investor Certificateholder, unless such Investor Certificateholder shall have offered the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence, bad faith or willful misconduct in the performance of any such act.

     Section 6.02. Furnishing of Documents. The Owner Trustee shall furnish to the Investor Certificateholder promptly upon receipt of a written reasonable request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trust under the Basic Documents.

     Section 6.03. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Investor Certificateholder and the Note Insurer, that:

     (a) it is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

     (b) it has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf;

     (c) neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound;

     (d) this Agreement, assuming due authorization, execution and delivery by the Owner Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Owner Trustee, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a Proceeding in equity or at law;

     (e) the Owner Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Owner Trustee or its properties or might have consequences that would materially adversely affect its performance hereunder; and

     (f) no litigation is pending or, to the best of the Owner Trustee's knowledge, threatened against the Owner Trustee that would prohibit its entering into this Agreement or performing its obligations under this Agreement.

     Section 6.04. Reliance; Advice of Counsel.

     (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee may (i) act directly or through its agents, attorneys, custodians or nominees (including persons acting under a power of attorney) pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees (including persons acting under a power of attorney) if such persons have been selected by the Owner Trustee with reasonable care, and (ii) consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it at the expense of the Trust. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any other Basic Document.

     Section 6.05. Not Acting in Individual Capacity. Except as provided in this Article, in accepting the trusts hereby created, Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity; and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

     Section 6.06. Owner Trustee Not Liable for Investor Certificate or Related Documents. The recitals contained herein and in the Investor Certificate (other than the signature of the Owner Trustee on the Investor Certificate) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representation as to the validity or sufficiency of this Agreement, any other Basic Document or the Investor Certificate (other than the signature of the Owner Trustee on the Investor Certificate) or the Notes. The Owner Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Investor Certificateholder under this Agreement or the Noteholders under the Indenture, including the compliance by any Person with any warranty or representation made under any Basic Document or in any related document, the accuracy of any such warranty or representation or any action of the Certificate Paying Agent, the Certificate Registrar or the Indenture Trustee taken in the name of the Owner Trustee.

     Section 6.07. Owner Trustee May Own Investor Certificate and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the Investor Certificate or Notes and may deal with the Depositor, the Seller, the Certificate Paying Agent, the Certificate Registrar, the Paying Agent, the Master Servicer, the Note Insurer and the Indenture Trustee in transactions with the same rights as it would have if it were not Owner Trustee.


                                 ARTICLE VII

                         COMPENSATION OF OWNER TRUSTEE

     Section 7.01. Owner Trustee's Fees and Expense. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof (such fees not to be paid out of the Trust Estate), and the Owner Trustee shall be reimbursed for its reasonable expenses hereunder and under the other Basic Documents, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may reasonably employ in connection with the exercise and performance of its rights and its duties hereunder and under the other Basic Documents, which shall be payable as separately agreed upon on or before the date hereof (but shall not be payable out of the Trust Estate).

     Section 7.02. Indemnification. The Investor Certificateholder shall indemnify, defend and hold harmless the Owner Trustee, the Certificate Paying Agent, and the Certificate Registrar and each of their successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") that may at any time be imposed on, incurred by, or asserted against the Owner Trustee, the Certificate Paying Agent, the Certificate Registrar or any Indemnified Party in any way relating to or arising out of this Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Owner Trustee, the Certificate Paying Agent, the Certificate Registrar or any Indemnified Party hereunder; provided, that:

     (a) the Investor Certificateholder shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from the Indemnified Party's willful misconduct, gross negligence or bad faith, or, with respect to the Owner Trustee, as a result of any inaccuracy of a representation or warranty contained in Section 6.03 expressly made by the Owner Trustee in its individual capacity;

     (b) with respect to any such claim, the Indemnified Party shall have given the Investor Certificateholder written notice thereof promptly after the Indemnified Party shall have actual knowledge thereof, provided that the failure to give such notice shall not relieve the Investor Certificateholder from its liability under this Section 7.02;

     (c) while maintaining control over its own defense, the Investor Certificateholder shall consult with the Indemnified Party in preparing such defense; and

     (d) notwithstanding anything in this Agreement to the contrary, the Investor Certificateholder shall not be liable for settlement of any claim by an Indemnified Party entered into without its prior consent, which consent shall not be unreasonably withheld.

     The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee, the Certificate Paying Agent or the Certificate Registrar or the termination of this Agreement. In the event of any Proceeding for which indemnity will be sought pursuant to this Section, the Indemnified Party's choice of legal counsel, if other than the legal counsel retained by the Indemnified Party in connection with the execution and delivery of this Agreement, shall be subject to the approval of the Investor Certificateholder, which approval shall not be unreasonably withheld. In addition, upon written notice to the Indemnified Party and, with the consent of such Indemnified Party, which consent shall not be unreasonably withheld, the Investor Certificateholder has the right to assume the defense of any Proceeding against such Indemnified Party; provided, however, that the Investor Certificateholder shall not be entitled to control the defense of any such claim if such claim involves a possible imposition of criminal liability or penalty or a material civil penalty on such Indemnified Party, a conflict of interest between such Indemnified Party and the Investor Certificateholder or another indemnitee or the granting of material injunctive relief against such indemnitee, and the Indemnified Party informs the Investor Certificates that it desires to be represented by separate counsel, in which case the reasonable fees and expenses of such separate counsel shall be borne by the Investor Certificateholder.


                                 ARTICLE VIII

                        TERMINATION OF TRUST AGREEMENT

     Section 8.01. Termination of Trust Agreement.

     (a) This Agreement (other than this Article) shall terminate and be of no further force or effect and the Trust shall dissolve and wind up upon the final distribution of all moneys or other property or proceeds of the Trust Estate and the payment of all amounts due and owing hereunder to the Owner Trustee, the Certificate Paying Agent, the Certificate Registrar, and the Indenture Trustee in accordance with the terms of the Indenture and this Agreement. The bankruptcy, liquidation, dissolution, death or incapacity of any Investor Certificateholder shall not (i) operate to terminate this Agreement or dissolve or terminate the Trust, (ii) entitle such Investor Certificateholder's legal representatives or heirs to claim an accounting or to pursue any Proceeding for a partition or winding up of all or any part of the Trust or the Trust Estate, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto. Notwithstanding any other provision of this Agreement, in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

     (b) Notice of any dissolution of the Trust, specifying the Payment Date upon which the Investor Certificateholder shall surrender the Investor Certificate to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given by the Certificate Paying Agent by letter to the Investor Certificateholder mailed within five Business Days of receipt of notice of such termination from the Owner Trustee, stating (i) the Payment Date upon or with respect to which final payment of the Investor Certificate shall be made upon presentation and surrender of the Investor Certificate at the office of the Certificate Paying Agent therein designated,
(ii) the amount of any such final payment, and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificate at the office of the Certificate Paying Agent therein specified. The Certificate Paying Agent shall give such notice to the Owner Trustee and the Certificate Registrar at the time such notice is given to the Investor Certificateholder. Upon presentation and surrender of the Investor Certificate, the Certificate Paying Agent shall cause to be distributed to the Investor Certificateholder the amounts distributable on such Payment Date pursuant to Section 5.01.

     In the event that the Investor Certificateholder does not surrender the Investor Certificate for cancellation within six months after the date specified in the above-mentioned written notice, the Certificate Paying Agent shall give a second written notice to the Investor Certificateholder to surrender the Investor Certificate for cancellation and receive the final distribution with respect thereto. Subject to applicable laws with respect to escheat of funds, if within one year following the Payment Date on which final payment of the Investor Certificate was to have been made pursuant to Section 3.10, the Investor Certificate shall not have been surrendered for cancellation, the Certificate Paying Agent may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the Investor Certificateholder concerning surrender of the Investor Certificate, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Certificate Distribution Account after exhaustion of such remedies, and after payment of all amounts due and owing to the Owner Trustee, the Certificate Paying Agent, the Certificate Registrar, and the Indenture Trustee, shall be distributed by the Certificate Paying Agent to the holder of the Investor Certificate.

     (c) Upon the dissolution and the winding up of the Trust, the Owner Trustee shall cause the Trust to be terminated by executing and filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810(c) of the Business Trust Statute.


                                  ARTICLE IX

            SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

     Section 9.01. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times (i) be a corporation satisfying the provisions of
Section 3807(a) of the Business Trust Statute, (ii) be authorized to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $50,000,000, (iv) be subject to supervision or examination by federal or state authorities, (v) have (or have a parent that has) long-term debt obligations rated at least A by Moody's or Standard & Poor's, and (vi) be otherwise acceptable to the Note Insurer. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.02.

     Section 9.02. Replacement of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days prior written notice thereof to the Indenture Trustee. Upon receiving such notice of resignation, the Indenture Trustee shall promptly appoint a successor Owner Trustee by written instrument in duplicate, one copy of which shall be delivered to each of the resigning Owner Trustee and the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and shall have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

     If at any time (i) the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.01 and shall fail to resign after written request therefor of the Indenture Trustee, (ii) the Owner Trustee shall be legally unable to act, (iii) the Owner Trustee shall be adjudged bankrupt or insolvent, (iv) a receiver of the Owner Trustee or of its property shall be appointed or (v) any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in each case, the Indenture Trustee may remove the Owner Trustee. If the Indenture Trustee shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Indenture Trustee shall promptly appoint a successor Owner Trustee by written instrument in duplicate, one copy of which shall be delivered to each of the outgoing Owner Trustee and the successor Owner Trustee.

     Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to this Section shall not become effective until acceptance of appointment by such successor Owner Trustee pursuant to
Section 9.03.

     Section 9.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 9.02 shall execute, acknowledge and deliver to the Indenture Trustee and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall deliver to the successor Owner Trustee all documents and monies held by it under this Agreement; and such predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

     No successor Owner Trustee shall accept appointment as provided in this Section, unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.01.

     Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Indenture Trustee shall mail notice thereof to the Investor Certificateholder, the Noteholders and the Note Insurer. If the Indenture Trustee shall fail to mail such notice within 10 days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Indenture Trustee.

     Section 9.04. Merger or Consolidation of Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any party hereto, anything herein to the contrary notwithstanding; provided, that such Person shall be eligible pursuant to Section 9.01; and provided further, that the Owner Trustee shall mail notice of such merger or consolidation to the Note Insurer.

     Section 9.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Owner Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Owner Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 9.01, and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.03.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

     (a) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

     (b) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

     (c) the Owner Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all provisions of this Agreement, including every provision relating to the conduct or affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee.

     Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, then all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.


                                  ARTICLE X

                                 MISCELLANEOUS

     Section 10.01. Amendments.

     (a) This Agreement may be amended from time to time, with the consent of the Note Insurer, by the parties hereto to cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement, add any provision that provides additional rights to the Investor Certificateholder or ensure that the Trust is not classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; provided, that (i) such amendment will not, in the good faith judgment of the parties thereto, materially and adversely affect the interest of the Investor Certificateholder, (ii) an Opinion of Counsel is delivered to the Owner Trustee to the effect that such amendment will not materially and adversely affect the interest of the Investor Certificateholder or (iii) the consent of the Investor Certificateholder is obtained.

     (b) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Investor Certificateholder, the Indenture Trustee and the Note Insurer. It shall not be necessary for the consent of the Investor Certificateholder pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Investor Certificateholder provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by the Investor Certificateholder shall be subject to such reasonable requirements as the Owner Trustee may prescribe from time to time.

     (c) In connection with the execution of any amendment to any agreement (other than this Agreement) to which the Trust may be a party, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the documents subject to such amendment and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Trust or the Owner Trustee, as the case may be, have been satisfied.

     Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

     Section 10.02. No Legal Title to Trust Estate. The Investor Certificateholder shall not have legal title to any part of the Trust Estate. The Investor Certificateholder shall be entitled to receive distributions with respect to its undivided beneficial interest therein only in accordance with Articles V and VIII. No transfer, by operation of law or otherwise, of any right, title or interest of the Investor Certificateholder to and in their ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder, or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate. The Owner Trustee may, but shall not be obligated, to execute any amendment which adversely affects its rights, immunities and liabilities hereunder.

     Section 10.03. Limitations on Rights of Others. Subject to Section 2.07, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Investor Certificateholder and, to the extent expressly provided herein, the Indenture Trustee, the Note Insurer and the Noteholders.

     Section 10.04. Notices.

     (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing, deemed to have been given upon receipt and addressed to: if to (i) the Owner Trustee, its Corporate Trust Office; (ii) the Depositor, to 245 Park Avenue, 4th Floor, New York, New York 10022, Attention: Structured Finance Department, RE: American Residential Eagle Bond Trust 1999-1; (iii) the Note Insurer, to 350 Park Avenue, New York, NY 10022, Attention: Transaction Oversight, Re: American Residential Eagle Bond Trust 1999-1, Confirmation: (212) 826-0100, Telecopy Nos.: (212) 339-3518, (212) 339-3529; (iv) if to Moody's, to 99 Church Street, 4th Floor, New York, New York 10001, Attention: Home Mortgage Loan Monitoring Group; (v) Standard & Poor's, 26 Broadway, 15th Floor, New York, New York 10004,
Attention: Structured Finance Department MBS, (vi) the Indenture Trustee, the Certificate Paying Agent or the Certificate Registrar, to the Corporate Trust Office of the Indenture Trustee, with a copy to Norwest Bank Minnesota, N.A., Corporate Trust Administration, 11000 Broken Land Parkway, Columbia, Maryland 21044 (Attention: AmREIT Series 1999-1), or (vii) as to each of the foregoing Persons, at such other address as shall be designated by such Person in a written notice to each of the other foregoing Persons.

     (b) Any notice required or permitted to be given to the Investor Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Investor Certificateholder as shown in the Certificate Register. Any such notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Investor Certificateholder receives such notice.

     (c) A copy of any notice delivered to the Owner Trustee or the Issuer shall also be delivered to the Depositor and the Note Insurer.

     Section 10.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement (including any amendment hereto) shall be for any reason whatsoever held invalid or unenforceable, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement, as the same may be amended, and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or any amendment hereto or the Investor Certificate, or the rights of the Investor Certificateholder.

     Section 10.06. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

     Section 10.07. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the parties hereto, the Investor Certificateholder and its respective permitted successors and assigns. Any request, notice, direction, consent, waiver or other instrument or action by the Investor Certificateholder shall bind the successors and assigns of such Investor Certificateholder.

     Section 10.08. No Petition. The Owner Trustee, by entering into this Agreement, and the Investor Certificateholder, by its acceptance of an Investor Certificate, hereby covenants and agrees that they will not at any time institute against the Depositor or the Trust, or join in the institution against the Depositor or the Trust of, any Proceeding under or in relation to any federal or state bankruptcy or similar law in connection with any obligations with respect to the Investor Certificate, the Notes, this Agreement or any other Basic Document.

     Section 10.09. No Recourse. The Investor Certificateholder, by its acceptance of an Investor Certificate, acknowledges that such Investor Certificate represents a beneficial interest in the Trust only, and does not represent an interest in or obligation of the Depositor, the Seller, the Owner Trustee, the Indenture Trustee, the Certificate Paying Agent, the Certificate Registrar, the Master Servicer, the Note Insurer or any Affiliate thereof, and no recourse may be had against such Persons or their assets except as may be expressly set forth or contemplated in the Investor Certificate, this Agreement or the other Basic Documents.

     Section 10.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any term or provision hereof.

     Section 10.11. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 10.12. Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof, and supersedes all prior agreements and understanding pertaining thereto.

     Section 10.13. Investor Certificate Nonassessable. The interests represented by the Investor Certificate shall be nonassessable for any loss of the Trust or for any reason whatsoever.

     Section 10.14. Third-Party Beneficiaries. The Note Insurer shall be a third-party beneficiary to this Agreement.

     IN WITNESS WHEREOF, the Depositor and the Owner Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                      BEAR STEARNS ASSET BACKED
                                        SECURITIES, INC., as Depositor

                                      By: /s/ Jonathan Lieberman
                                          ----------------------------
                                          Name:   Jonathan Lieberman
                                          Title:  Managing Director

                                      WILMINGTON TRUST COMPANY,

                                      not in its individual capacity but
                                      solely as Owner Trustee, except with
                                      respect to the representations and
                                      warranties contained in Section 6.03

                                      By: /s/ Emmett Harmon
                                          --------------------------------
                                          Name:  Emmett Harmon
                                          Title:  Vice President

Acknowledged and Agreed:

NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION,
  as Indenture Trustee, Certificate
  Registrar and Certificate
  Paying Agent

By: /s/ Amy Wahl
    --------------------------------
    Name:  Amy Wahl
    Title:  Assistant Vice President


                                                                      EXHIBIT A

                         FORM OF INVESTOR CERTIFICATE

     THIS INVESTOR CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE NOTES AS DESCRIBED IN THE TRUST AGREEMENT.

     THIS INVESTOR CERTIFICATE IS NOT TRANSFERABLE EXCEPT UPON SATISFACTION OF THE CONDITIONS IN SECTION 3.04 OF THE TRUST AGREEMENT. THIS INVESTOR CERTIFICATE IS ISSUED IN THE PERCENTAGE INTEREST SET FORTH BELOW.

     THIS INVESTOR CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO THE SECURITIES ACT AND SUCH STATE LAWS, OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE LAWS AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.04 OF THE TRUST AGREEMENT.

     NO TRANSFER OF THIS INVESTOR CERTIFICATE SHALL BE MADE UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS INVESTOR CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE PROHIBITED TRANSACTION RESTRICTIONS AND THE FIDUCIARY RESPONSIBILITY REQUIREMENTS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ANY PERSON ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF ANY SUCH PLAN OR ANY PERSON USING "PLAN ASSETS" WITHIN THE MEANING OF THE DEPARTMENT OF LABOR REGULATION AT 29 C.F.R. ss. 2510.3-101 TO ACQUIRE THIS INVESTOR CERTIFICATE (COLLECTIVELY A "PLAN INVESTOR"), OR (II) IF THIS INVESTOR CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN INVESTOR, AN OPINION OF COUNSEL, OR A CERTIFICATION IN THE FORM OF EXHIBIT G TO THE TRUST AGREEMENT IN LIEU OF SUCH OPINION OF COUNSEL, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS INVESTOR CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR
SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) AND WILL NOT SUBJECT THE DEPOSITOR, THE ISSUER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE CERTIFICATE PAYING AGENT OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THAT UNDERTAKEN IN THE TRUST AGREEMENT OR THE OTHER BASIC DOCUMENTS.

     THE TRANSFEREE OF THIS INVESTOR CERTIFICATE SHALL BE SUBJECT TO FEDERAL WITHHOLDING TAX UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED A CERTIFICATE OF NON-FOREIGN STATUS CERTIFYING AS TO THE TRANSFEREE'S STATUS AS A UNITED STATES PERSON, CORPORATION OR PARTNERSHIP UNDER UNITED STATES LAW.

     THIS INVESTOR CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE ISSUER, THE MASTER SERVICER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE NOTE INSURER OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE TRUST AGREEMENT OR THE OTHER BASIC DOCUMENTS.

No. C-___                                            Percentage Interest:  100%

      AMERICAN RESIDENTIAL EAGLE BOND TRUST 1999-1, INVESTOR CERTIFICATE

evidencing a fractional undivided interest in American Residential Eagle Bond Trust 1999-1 (the "Issuer"), the property of which consists primarily of the Mortgage Loans.

     This Investor Certificate is payable solely from the Trust Estate, and does not represent an obligation of or interest in the Depositor, the Initial Seller, the Seller, the Issuer, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Note Insurer or any of their respective Affiliates. This Investor Certificate is not guaranteed or insured by any governmental agency or instrumentality or by the Depositor, the Initial Seller, the Seller, the Issuer, the Owner Trustee, the Indenture Trustee, the Master Servicer, the
Note Insurer or any of their respective Affiliates. None of the Depositor, the Initial Seller, the Seller, the Issuer, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Note Insurer or any of their respective Affiliates will have any obligation with respect to any Investor Certificate or other obligation secured by or payable from payments on the Investor Certificate.

     This certifies that _________________________, a _________________
corporation, is the registered owner of the Percentage Interest evidenced by this Investor Certificate (as set forth on the face hereof) in certain distributions with respect to the Trust Estate, which consists primarily of the Mortgage Loans. The Trust is governed by a trust agreement dated as of April 1, 1999 (the "Trust Agreement"), between the Depositor and Wilmington Trust Company, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the indenture dated as of April 1, 1999 (the "Indenture"), between the Trust and the Indenture Trustee. This Investor Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which the holder of this Investor Certificate by virtue of the acceptance hereof assents, and by which such Investor Certificateholder is bound.

     Pursuant to the terms of the Trust Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the immediately succeeding Business Day (each, a "Payment Date"), commencing in May 1999, to the Person in the name of which this Investor Certificate is registered at the close of business on the last day (or if such day is not a Business Day, the immediately preceding Business Day) of the month immediately preceding the month of such distribution (each, a "Record Date"), in an amount equal to the pro rata portion evidenced by this Investor Certificate (based on the Percentage Interest stated on the face hereon) of the amount, if any, required to be distributed to the Investor Certificateholder on such Payment Date. Distributions on this Investor Certificate will be made as provided in the Trust Agreement by the Certificate Paying Agent by wire transfer or check mailed to the Investor Certificateholder of record in the Certificate Register without the presentation or surrender of this Investor Certificate or the making of any notation hereon.

     Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Investor Certificate will be made after due notice by the Certificate Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Investor Certificate at the office or agency maintained by the Certificate Registrar for such purpose.

     No transfer of this Investor Certificate may be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws, or is made in accordance with the Securities Act and such state laws. In the event such a transfer is to be made, (i) the Certificate Registrar or the Issuer may require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Certificate Registrar and the Issuer that such transfer is exempt from (describing the applicable exemption and the basis therefor) or is being made pursuant to the registration requirements of the Securities Act and any applicable state securities laws, (ii) the transferee shall execute an investment letter in the form described in the Trust Agreement and (iii) the Certificate Registrar shall require the transferee to execute an investment letter and a Certificate of Non-Foreign Status in the form described by the Trust Agreement (or if a Certificate of Non-Foreign Status is not provided, an Opinion of Counsel as described in the Trust Agreement), which investment letter and certificate or Opinion of Counsel shall not be an expense of the Depositor, the Trust, the Owner Trustee or the Certificate Registrar. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor, the Trust, the Owner Trustee and the Certificate Registrar against any liability that may result if such transfer is not so exempt or is not made in accordance with such federal and state laws. In connection with any such transfer, the Certificate Registrar (unless otherwise directed by the Issuer) will also require either (i) a representation letter, in the form as described by the Trust Agreement, stating that the related transferee is not an employee benefit or other plan subject to the prohibited transaction restrictions or the fiduciary responsibility requirements of ERISA or Section 4975 of the Code (any of the foregoing, a "Plan"), any Person acting, directly or indirectly, on behalf of any such Plan or any person using the "plan assets" within the meaning of the Department of Labor regulations at 29 C.F.R. ss. 2510.3-101, to effect such acquisition (each, a "Plan Investor") or (ii) if such transferee is a Plan Investor, an Opinion of Counsel acceptable to and in form and substance satisfactory to the Depositor, the Owner Trustee and the Certificate Registrar, or a certification in the form of Exhibit G to the Trust Agreement, to the effect that the purchase or holding of the related Investor Certificate is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 497-5 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Depositor, the Issuer, the Owner Trustee, the Certificate Registrar, the Certificate Paying Agent or the Indenture Trustee to any obligation or liability in addition to those undertaken in the Trust Agreement or the other Basic Documents.

     The Investor Certificateholder, by its acceptance of the Investor Certificate, agrees that it will look solely to funds on deposit in the Certificate Distribution Account that have been released from the Lien of the Indenture for payment hereunder, and that the Owner Trustee in its individual capacity is not personally liable to the Investor Certificateholder for any amount payable under the Investor Certificate or the Trust Agreement or, except as expressly provided in the Trust Agreement, subject to any liability under the Trust Agreement.

     The Holder of this Investor Certificate acknowledges and agrees that its rights to receive distributions in respect of this Investor Certificate are subordinated to the rights of the Noteholders as described in the Indenture.

     The Investor Certificateholder, by its acceptance of the Investor Certificate, covenants and agrees that such Investor Certificateholder will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any federal or state bankruptcy or similar law in connection with any obligations relating to the Investor Certificate, the Notes, the Trust Agreement or any other Basic Document.

     The Trust Agreement permits the amendment thereof from time to time, with the consent of the Note Insurer, by the parties thereto (i) to cure any ambiguity, correct or supplement any provision of the Trust Agreement that may be inconsistent with any other provision of the Trust Agreement, add any provision that provides additional rights to the Investor Certificateholder or ensure that the Trust is not classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; provided, that (i) such amendment will not, in the good faith judgment of the parties thereto, materially and adversely affect the interest of the Investor Certificateholder, (ii) an Opinion of Counsel is delivered to the Owner Trustee to the effect that such amendment or supplement will not materially and adversely affect the interest of the Investor Certificateholder or (iii) the consent of the Investor Certificateholder is obtained.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Investor Certificate is registerable in the Certificate Register upon surrender of this Investor Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained for such purpose, accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Investor Certificateholder's attorney duly authorized in writing, and thereupon a new Investor Certificate evidencing a like aggregate Percentage Interest will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is the Indenture Trustee.

     This Investor Certificate is issuable only as a single certificate evidencing a 100% Percentage Interest.

     No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith. The Owner Trustee, the Certificate Paying Agent, the Certificate Registrar and any agent of the foregoing may treat the Person in the name of which this Investor Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Paying Agent, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

     This Investor Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

     The Trust Agreement (other than Articles VII and VIII thereof) shall terminate and be of no further force or effect and the Trust shall dissolve upon the final distribution of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture and the Trust Agreement. The bankruptcy, liquidation, dissolution, death or incapacity of any Investor Certificateholder shall not (i) operate to terminate the Trust Agreement or the Trust, (ii) entitle such Investor Certificateholder's legal representatives or heirs to claim an accounting or to pursue any Proceeding for a partition or winding up of all or any part of the Trust or the Trust Estate or (iii) otherwise affect the rights, obligations and liabilities of the parties thereto. Notwithstanding any other provision of the Trust Agreement, in no event will the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date of the Trust Agreement.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, or an authenticating agent by manual signature, this Investor Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Investor Certificate to be duly executed.

                                    AMERICAN RESIDENTIAL EAGLE BOND TRUST 1999-1

                                       By:  WILMINGTON TRUST COMPANY, not in
                                              its individual capacity but solely
                                              as Owner Trustee

Dated: ______________________          By:______________________________________
                                                   Authorized Signatory

                         CERTIFICATE OF AUTHENTICATION

This is one of the Investor Certificates referred to in the within-mentioned Trust Agreement.

WILMINGTON TRUST COMPANY,
not in its individual capacity
but solely as Owner Trustee

By: _______________________________________
          Authorized Signatory

or ________________________________________
      as Authenticating Agent of the Trust

By: _______________________________________
          Authorized Signatory


                                  ASSIGNMENT

  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

                       PLEASE INSERT SOCIAL SECURITY OR
                     OTHER IDENTIFYING NUMBER OF ASSIGNEE


(Please print or type name and address, including postal zip code, of assignee)

the within Investor Certificate, and all rights thereunder, hereby irrevocably constituting and appointing to transfer such Investor Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:


________________________________*/

Signature Guaranteed:

________________________________*/

*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Investor Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.


                           DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for the information of the Certificate Paying Agent:

     Distribution shall be made by wire transfer in immediately available funds to for the account of ___________, account number ___________, or, if mailed by check, to _________.

     Applicable statements should be mailed to __________.

                                              By:_______________________________
                                                  Signature of assignee or agent
                                                  (for authorization of wire
                                                  transfer only)

                                                                     EXHIBIT B

                            CERTIFICATE OF TRUST OF
                 AMERICAN RESIDENTIAL EAGLE BOND TRUST 1999-1

     THIS Certificate of Trust of American Residential Eagle Bond Trust 1999-1 (the "Trust") is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.).

          1. Name. The name of the business trust formed hereby is American Residential Eagle Bond Trust 1999-1.

          2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
     Attention: Corporate Trust Administration.

          3. Effective Date. This Certificate of Trust will be effective April 15, 1999.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                                     WILMINGTON TRUST COMPANY, as trustee

                                     By:_________________________________
                                        Name:
                                        Title:

                                                                     EXHIBIT C

                 [FORM OF RULE 144A INVESTMENT REPRESENTATION]

Description of Rule 144A Securities, including numbers:

______________________________
______________________________
______________________________

The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

     1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "Securities Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the Securities Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

     2. The Buyer warrants and represents to, and covenants with, the Owner Trustee and the Depositor, in each case as defined in the trust agreement dated as of April 1, 1999 (the "Trust Agreement"), between Bear Stearns Asset Backed Securities, Inc., as Depositor, and Wilmington Trust Company, as Owner Trustee, as follows:

          (a) The Buyer understands that the Rule 144A Securities have not been registered under the Securities Act or the securities laws of any state.

          (b) The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

          (c) The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Owner Trustee or the Master Servicer.

          (d) Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

          (e) The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to which notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or
     (ii) pursuant to another exemption from registration under the Securities Act.

     3. The Buyer represents that:

          (i) either (a) or (b) is satisfied, as marked below:

                  ____ a. The Buyer is not any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, as amended (the "Code"), a Person acting, directly or indirectly, on behalf of any such plan or any Person acquiring such Investor Certificate with "plan assets" within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101; or

                  ____ b. The Buyer will provide the Depositor, the Owner Trustee, the Certificate Paying Agent, the Indenture Trustee and the Certificate Registrar with either: (A) an opinion of counsel, satisfactory to the Depositor, the Owner Trustee, the Certificate Paying Agent, the Indenture Trustee and the Certificate Registrar, to the effect that the purchase and holding of an Investor Certificate by or on behalf of the Buyer is permissible under applicable law, will not constitute or result in a prohibited transaction under
         Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Depositor, the Owner Trustee, the Certificate Paying Agent, the Indenture Trustee or the Certificate Registrar to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Trust Agreement, which opinion of counsel shall not be an expense of the Depositor, the Owner Trustee, the Certificate Paying Agent, the Indenture Trustee or the Certificate Registrar; or (B) in lieu of such opinion of counsel, a certification in the form of Exhibit G to the Trust Agreement; and

          (ii) the Buyer is familiar with the prohibited transaction restrictions and fiduciary responsibility requirements of Sections 406 and 407 of ERISA and Section 4975 of the Code and understands that each of the parties to which this certification is made is relying and will continue to rely on the statements made in this paragraph.

     4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

     IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

Print Name of Seller                          Print Name of Buyer

By:______________________________             By:_______________________________
   Name:                                         Name:
   Title:                                        Title:

Taxpayer Identification:                      Taxpayer Identification:

No.______________________________             No._______________________________
Date:____________________________             Date:_____________________________


                                                          ANNEX 1 TO EXHIBIT C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144

            [For Buyers Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

     1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

     2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $ 1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

____ Bank. The Buyer (i) is a national bank or banking institution organized under the laws of any state, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
         (ii) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____ Savings and Loan. The Buyer (i) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution that is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (ii) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

____ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

____ Insurance Company. The Buyer is an insurance company the primary and predominant business activity of which is the writing of insurance or the reinsuring of risks underwritten by insurance companies and that is subject to supervision by the insurance commissioner or a similar official or agency of a state or territory or the District of Columbia.

____ State or Local Plan. The Buyer is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of such state or its political subdivisions, for the benefit of its employees.

____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

____ Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

____ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

____ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

____ Trust Fund. The Buyer is a trust fund the trustee of which is a bank or trust company and the participants of which are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of such state or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement or (vii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Buyer, acknowledges that it is familiar with Rule 144A and understands that the Seller and other parties related to the Rule 144A Securities are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

___       ___     Will the Buyer be purchasing the Rule 144A
Yes       No      Securities only for the Buyer's own account?

     6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

     7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                                           ____________________________________
                                                     Print Name of Buyer

                                           By:_________________________________
                                                 Name:
                                                 Title:

                                           Date:_______________________________


                                                          ANNEX 2 TO EXHIBIT C

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers That Are Registered Investment Companies]

     The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

     1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

     2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies that owned in the aggregate $_______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority-owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

     5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

     6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                           ____________________________________
                                                     Print Name of Buyer

                                           By:_________________________________
                                                 Name:
                                                 Title:

                                           Date:_______________________________


                                           IF AN ADVISER:

                                           ____________________________________
                                                     Print Name of Buyer

                                           By:_________________________________
                                                 Name:
                                                 Title:

                                           Date:_______________________________


                                                                     EXHIBIT D

                    FORM OF INVESTOR REPRESENTATION LETTER

                                                             ___________, ____

Bear Stearns Asset Backed Securities, Inc.
245 Park Avenue, 4th Floor
New York, NY  10167

Norwest Bank Minnesota, National Association
  as Certificate Registrar
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0070

Attention:  Corporate Trust Administration

                  Re:      American Residential Eagle Bond
                           Trust 1999-1, Investor Certificates

Ladies and Gentlemen:

     ____________ (the "Purchaser") intends to purchase from ___________ (the "Seller") $____________ of American Residential Eagle Bond Trust 1999-1, an Investor Certificate (the "Investor Certificate"), issued pursuant to the trust agreement dated as of April 1, 1999 (the "Trust Agreement"), between Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor") and Wilmington Trust Company, as owner trustee (the "Owner Trustee"), as acknowledged and agreed by Norwest Bank Minnesota, National Association, as Certificate Registrar. All terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Issuer and the Certificate Registrar and, with respect to paragraph 6 below, the Indenture Trustee and the Certificate Paying Agent that:

     1. The Purchaser understands that (a) the Investor Certificate has not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Issuer is not required to so register or qualify the Investor Certificate, (c) the Investor Certificate may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Trust Agreement contains restrictions regarding the transfer of the Investor Certificate and
(e) the Investor Certificate will bear a legend to the foregoing effect.

     2. The Purchaser is acquiring the Investor Certificate for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

     3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Investor Certificate, such that it is capable of evaluating the merits and risks of investment in the Investor Certificate, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

     4. The Purchaser has been furnished with, and has had an opportunity to review (a) a copy of the Trust Agreement and (b) such other information concerning the Investor Certificate, the Mortgage Loans and the Issuer as has been requested by the Purchaser from the Issuer or the Seller and is relevant to the Purchaser's decision to purchase the Investor Certificate. The Purchaser has had any questions arising from such review answered by the Issuer or the Seller to the satisfaction of the Purchaser. If the Purchaser did not purchase the Investor Certificate in connection with the initial distribution of the Investor Certificate, the Purchaser acknowledges that the Issuer did not participate in or facilitate in any way the purchase of the Investor Certificate by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Issuer with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with its purchase of Investor Certificate.

     5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer the Investor Certificate, any interest in the Investor Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of the Investor Certificate, any interest in the Investor Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to the Investor Certificate, any interest in the Investor Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Investor Certificate under the Act, that would render the disposition of the Investor Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer the Investor Certificate, except in compliance with the provisions of the Trust Agreement.

     6. The Purchaser represents:

          (i) that either a. or b. is satisfied, as marked below:

               ____ a. The Purchaser is not any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, as amended (the "Code"), a Person acting, directly or indirectly, on behalf of any such plan or any Person acquiring Investor Certificates with "plan assets" within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101; or

               ____ b. The Purchaser will provide the Depositor, the Owner Trustee, the Indenture Trustee, the Certificate Paying Agent, and the Certificate Registrar with either: (i) an opinion of counsel, satisfactory to the Depositor, the Owner Trustee, the Indenture Trustee, the Certificate Paying Agent and the Certificate Registrar, to the effect that the purchase and holding of the Investor Certificate by or on behalf of the Purchaser is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Depositor, the Owner Trustee, the Indenture Trustee, the Certificate Paying Agent or the Certificate Registrar to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Trust Agreement, which opinion of counsel shall not be an expense of the Depositor, the Owner Trustee, the Indenture Trustee, the Certificate Paying Agent or the Certificate Registrar, or

               (ii) in lieu of such opinion of counsel, a certification in the form of Exhibit G to the Trust Agreement; and

               (iii) the Purchaser is familiar with the prohibited transaction restrictions and fiduciary responsibility requirements of Sections 406 and 407 of ERISA and Section 4975 of the Code and understands that each of the parties to which this certification is made is relying and will continue to rely on the statements made in this paragraph.

     7. The Purchaser is not a non-United States person.

                                           Very truly yours,

                                           By:_________________________________
                                              Name:
                                              Title:


                                                                     EXHIBIT E

                   FORM OF TRANSFEROR REPRESENTATION LETTER

                                                                _________, ____


Bear Stearns Asset Backed Securities, Inc.
245 Park Avenue, 4th Floor
New York, NY  10167

Norwest Bank Minnesota, National Association
  as Certificate Registrar
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0070

Attention:  Corporate Trust Administration

                  Re:      American Residential Eagle Bond
                           Trust 1999-1, Investor Certificates

Ladies and Gentlemen:

     ___________ (the "Purchaser") intends to purchase from __________ (the "Seller") a ____% Percentage Interest of American Residential Eagle Bond Trust 1999-1, Investor Certificate (the "Investor Certificate"), issued pursuant to the trust agreement dated as of April 1, 1999 (the "Trust Agreement"), between Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor"), and Wilmington Trust Company, as owner trustee (the "Owner Trustee"), as acknowledged and agreed by Norwest Bank Minnesota, National Association, as Certificate Registrar. All terms used herein and not otherwise defined shall have the meanings set forth in the indenture dated as of April 1, 1999 (the "Indenture"), between the Issuer and the Indenture Trustee. The Seller hereby certifies, represents and warrants to, and covenants with, the Issuer and the Certificate Registrar that:

     Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred the Investor Certificate, any interest in the Investor Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of the Investor Certificate, any interest in the Investor Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to the Investor Certificate, any interest in the Investor Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Investor Certificates under the Securities Act of 1933, as amended (the "Act"), that would render the disposition of the Investor Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to the Investor Certificate. The Seller has not and will not sell or otherwise transfer the Investor Certificate, except in compliance with the provisions of the Trust Agreement.

                                           Very truly yours,

                                           By:_________________________________
                                                 (Seller)

                                           By:__________________________________
                                              Name:
                                              Title:


                                                                     EXHIBIT F

                       CERTIFICATE OF NON-FOREIGN STATUS

     This Certificate of Non-Foreign Status (the "Certificate") is delivered pursuant to Section 3.05 of the trust agreement dated as of April 1, 1999 (the "Trust Agreement"), between Bear Stearns Asset Backed Securities, Inc., as Depositor, and Wilmington Trust Company, as Owner Trustee, in connection with the acquisition of, transfer to or possession by the undersigned, whether as beneficial owner (the "Beneficial Owner"), or nominee on behalf of the Beneficial Owner of the American Residential Eagle Bond Trust 1999-1, Investor Certificate (the "Investor Certificate"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture dated as of April 1, 1999 (the "Indenture"), between the Issuer and the Indenture Trustee.

     Each holder must complete Part I, Part II (if the holder is a nominee), and in all cases sign and otherwise complete Part III.

     In addition, each holder shall submit with this Certificate an IRS Form W-9 relating to such holder.

     To confirm to the Trust that the provisions of Sections 871, 881 or 1446 of the Internal Revenue Code (relating to withholding tax on foreign partners) do not apply in respect of the Investor Certificates held by the undersigned, the undersigned hereby certifies:

Part I -       Complete Either A or B

         A.    Individual as Beneficial Owner

               1. I am (The Beneficial Owner is ) not a non-resident alien for purposes of U.S. income taxation;

               2. My (The Beneficial Owner's) name and home address are:
                         ______________________________
                         ______________________________; and

               3. My (The Beneficial Owner's) U.S. taxpayer identification number (Social Security Number) is .

     B. Corporate, Partnership or Other Entity as Beneficial Owner

               1. _______________ (Name of the Beneficial Owner) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations;

               2. The Beneficial Owner's office address and place of incorporation (if applicable) is __________; and

               3. The Beneficial Owner's U.S. employer identification number is _____________.

Part II -      Nominees

     If the undersigned is the nominee for the Beneficial Owner, the undersigned certifies that this Certificate has been made in reliance upon information contained in:

          ____ an IRS Form W-9

          ____ a form such as this or substantially similar

provided to the undersigned by an appropriate person and (i) the undersigned agrees to notify the Trust at least 30 days prior to the date that the form relied upon becomes obsolete, and (ii) in connection with change in Beneficial Owners, the undersigned agrees to submit a new Certificate to the Trust promptly after such change.

Part III -     Declaration

     The undersigned, as the Beneficial Owner or a nominee thereof, agrees to notify the Trust within 60 days of the date that the Beneficial Owner becomes a foreign person. The undersigned understands that this Certificate may be disclosed to the Internal Revenue Service by the Trust and any false statement contained therein could be punishable by fines, imprisonment or both.

     Under penalties of perjury, I declare that I have examined this Certificate and to the best of my knowledge and belief it is true, correct and complete and will further declare that I will inform the Trust of any change in the information provided above, and, if applicable, I further declare that I have the authority* to sign this document.

                  Name

         Title (if applicable)

         Signature and Date

*NOTE: If signed pursuant to a power of attorney, the power of attorney must accompany this Certificate.


                                                                     EXHIBIT G

                      FORM OF ERISA REPRESENTATION LETTER

                                                              _________, _____


Bear Stearns Asset Backed Securities, Inc.
245 Park Avenue, 4th Floor
New York, NY  10167

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890

Norwest Bank Minnesota, National Association as Certificate Registrar, Indenture Trustee and Certificate Paying Agent
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0070

       Re:   Bear Stearns Asset Backed Securities, Inc.
             American Residential Eagle Bond Trust 1999-1, Investor Certificates

Dear Sirs:

     ____________ (the "Transferee") intends to acquire from __________ (the "Transferor") a ____% Percentage Interest of American Residential Eagle Bond Trust 1999-1, Investor Certificate (the "Investor Certificate"), issued pursuant to a trust agreement dated as of April 1, 1999 (the "Trust Agreement"), between Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor"), and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in Appendix A to the indenture dated as of April 1, 1999 (the "Indenture"), between the Issuer and the Indenture Trustee.

     The Transferee hereby certifies, represents and warrants to, and covenants with, the Depositor, the Owner Trustee, the Indenture Trustee, the Certificate Paying Agent and the Certificate Registrar that either:

     (a) The Investor Certificate (i) is not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation, 29 C.F.R. ss. 2510.3-101; or

     (b) The purchase of the Investor Certificate is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor or the Owner Trustee to any obligation in addition to those undertaken in the Trust Agreement and, with respect to each source of funds being used by the Transferee to acquire the Investor Certificates (each being referred to as a "Source") and one of the following statements:

          (i) the Transferee is an insurance company and (A) the Source is assets of its "general account," (B) the conditions set forth in PTCE 95-60 issued by the DOL have been satisfied and the purchase and holding of the Investor Certificate by or on behalf of the Transferee are exempt under PTCE 95-60 and (B) the amount of reserves and liabilities for such general account contracts held by or on behalf of any Plan do not exceed 10% of the total reserves and liabilities of such general account plus surplus as of the date hereof (for purposes of this clause, all Plans maintained by the same employer (or affiliate thereof) or employee organization are deemed to be a single Plan) in connection with its purchase and holding of the Investor Certificate; or

          (i) the Transferee is an insurance company and (A) the Source is assets of its "general account," (B) the requirements of Section 401(c) of ERISA and the DOL regulations to be promulgated thereunder ("401(c) Regulations") have been satisfied and will continue to be satisfied and
     (C) the Transferee represents that it understands that the operation of the general account after December 31, 1998 may affect its ability to continue to hold the Investor Certificate after the date that is 18 months after the 401(c) Regulations become final and unless a class exemption issued by the DOL or an exception under Section 401(c) of ERISA is then available for the continued holding of the Investor Certificate, if the assets of the general account constitute "plan assets" within the meaning of the Department of Labor regulation promulgated at 29 C.F.R.ss. 2510.3-101, it will dispose of the Investor Certificate prior to the date that is 18 months after the 401(c) Regulations become final.

     (c) The Transferee is familiar with the prohibited transaction restrictions and fiduciary responsibility requirements of Sections 406 and 407 of ERISA and Section 4975 of the Code and understands that each of the parties to which this certification is made is relying and will continue to rely on the statements made herein.

                                                     Very truly yours,

                                                     By:
                                                            Name:
                                                            Title:


                                                                     EXHIBIT H

                         FORM OF REPRESENTATION LETTER

                               ___________, ___

Bear Stearns Asset Backed Securities, Inc.
245 Park Avenue, 4th Floor
New York, NY  10167

Wilmington Trust Company,
  as Owner Trustee
1100 North Market
Wilmington, Delaware  19890

Norwest Bank Minnesota, National Association
  as Certificate Registrar
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0070

       Re:  Bear Stearns Asset Backed Securities, Inc.
            American Residential Eagle Bond Trust 1999-1, Investor Certificates

Dear Sirs:

     __________ (the "Transferee") intends to acquire from ________ (the "Transferor") a ____% Percentage Interest of American Residential Eagle Bond Trust 1999-1, Investor Certificate (the "Investor Certificate"), issued pursuant to a trust agreement dated as of April 1, 1999 (the "Trust Agreement"), between Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor"), and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in Appendix A to the indenture dated as of April 1, 1999 (the "Indenture"), between the Issuer and the Indenture Trustee.

     The Transferee hereby certifies, represents and warrants to, and covenants with, the Depositor, the Owner Trustee and the Certificate Registrar that:

     (a) the Transferee is acquiring the Investor Certificate for its own behalf and is not acting as agent or custodian for any other person or entity in connection with such acquisition; and

     (b) the Transferee is not a partnership, grantor trust or S corporation for federal income tax purposes, or, if the Transferee is a partnership, grantor trust or S corporation for federal income tax purposes, the Investor Certificates are not more than 50% of the assets of the partnership, grantor trust or S corporation.

                                                     Very truly yours,

                                                     By:
                                                            Name:
                                                            Title: